UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2008

TANDY BRANDS ACCESSORIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-18927	75-2349915
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

690 East Lamar Blvd., Suite 200 Arlington, Texas	76011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 265-4113

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2008, Morris D. Mitchell resigned as President of the Men’s Division of Tandy Brands Accessories, Inc. (the “Company”) to be closer to his family. Mr. Mitchell’s resignation is effective as of the close of business on September 5, 2008. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

On February 14, 2008, the Company announced that it was making changes to its management structure to both improve accountability and to begin the process of eventual succession for the Chief Executive Officer role. To that end, the Company noted that it planned to initiate a search for the position of President and Chief Operating Officer. However, during this search process, the Board of Directors has determined to focus the search on a candidate for Chief Executive Officer instead. The Company has engaged a prominent executive search firm to identify candidates and believes it has made substantial progress in the process to identify and engage potential successor Chief Executive Officer candidates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: August 25, 2008

By: /s/ J.S.B. Jenkins
J.S.B. Jenkins
President and Chief Executive Officer

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